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                                                                   Exhibit 10.12

                             EMPLOYMENT AGREEMENT
                             --------------------


     This Employment Agreement (this "Agreement") is entered into as of February 20, 2000 ("Effective Date") between XCEL MANAGEMENT, INC., a Utah corporation with its principal offices located at 1101 Broadway Plaza, Tacoma, Washington 98401 (the "Company"), and DJ (Darrell) Johnson, a resident of Washington (the "Employee").

     In consideration of the promises and the terms and conditions set forth in this Agreement, the parties agree as follows:

     1.   Position. During the term of this Agreement, the Company will employ
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the Employee, and the Employee will serve the Company in the capacity of Chief
Financial Officer. The Employee will report directly to John P. Gorst, the Company's Chief Executive Officer and Chairman. The Company acknowledges the importance of the Employee's involvement in the staffing of account and finance positions at the Company and agrees that the Employee will be consulted in connection with the staffing of such positions.

     2.   Duties. The Employee will perform duties assigned by the Chief
          ------
Executive Officer or Board of Directors as are executive in nature and consistent with his title.

     3.   Exclusive Service. The Employee will devote substantially all his
          -----------------
working time and efforts to the business and affairs of the Company; provided, however, that during the first ninety (90) days following the Effective Date, Employee shall not be required to devote substantially all of his working time to the Company, to permit Employee's winding up of prior business commitments. The foregoing shall not, however, preclude the Employee: (a) from engaging in appropriate civic, charitable or religious activities; (b) from devoting a reasonable amount of time to private investments; (c) from serving on the boards of directors of other entities, with the consent of the Company, which consent shall not be unreasonably withheld; or (d) from providing incidental assistance to family members on matters of family business, so long as the foregoing activities and service do not conflict with the Employee's responsibilities to the Company.

     4.   Term of Agreement.
          -----------------

          4.1  Initial Term. The Company agrees to continue the Employee's
               ------------
employment, and the Employee agrees to remain in the employ of the Company, pursuant to the terms of this Agreement for a period of three (3) years after the Effective Date, unless the Employee's employment is earlier terminated pursuant to the provisions of this Agreement.

          4.2  Renewal. The term of this Agreement shall be extended
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automatically, without further action of either party, beginning three (3) years after the Effective Date and on each succeeding anniversary of that date, for terms of one (1) year, unless on or before ninety (90) days prior to the last day of the term of this Agreement or any extension thereof, the Company or the Employee shall notify the other in writing of its intention not to renew this Agreement, in which case the Employee's employment shall terminate at the end of the original

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term or any extension thereof. If either party notifies the other of its intention not to renew this Agreement less than ninety (90) days prior to the end of the term of this Agreement or any extension thereof, then such termination shall be effective ninety (90) days from such notice. No notice of non-renewal may be given by either party after a renewal term has commenced. Any such renewal shall be upon such terms and conditions set forth in this Agreement, unless otherwise agreed between the Company and the Employee. The notice of non-renewal by either party shall in no way constitute a breach of this Agreement.

     5.   Compensation and Benefits.
          -------------------------

          5.1  Base Salary. The Employee's initial base annual salary will be no
               -----------
less than $120,000 per year for the first year of his employment with the Company. The Employee's salary will be payable as earned in accordance with the Company's customary payroll practice. The Employee's base salary will be reviewed by the Chief Executive Officer and/or Board of Directors at least annually and will increase as follows:

               (a) The Employee's base annual salary will be no less than $145,000 per year effective on the first anniversary of the Effective Date; and

               (b) The Employee's base annual salary will be no less than $175,000 per year effective on the second anniversary of the Effective Date.

          5.2  Performance Bonus. Based on the Employee's achievement of annual
               -----------------
objectives or milestones agreed to by Employee and the Company, the Employee will be paid cash and granted stock option bonuses, no later than ten days following the anniversary of the Effective Date, in the amounts agreed to by Employee and the Company. Prior to each anniversary of the Effective Date, the Company and Employee shall establish objectives or milestones and the targeted cash bonus and stock option associated with the achievement of such objectives or milestones for the next twelve-month period commencing February 20 and ending February 19. These annual objectives or milestones and the targeted cash bonus and stock option associated with their achievement will be evidenced by a written document that is to be attached to this Agreement as an addendum and made part of this Agreement. The performance bonus criteria for the period February 20, 2000 through February 19, 2001 is attached hereto as Addendum No.1.

          5.3  Additional Benefits. The Employee will be eligible to participate
               -------------------
in the Company's employee benefit plans of general application, including without limitation pension and profit-sharing plans, stock option, incentive or other bonus plans, life, health, disability, accident, vision and dental insurance programs, paid vacations and sabbatical leave plans, and similar plans or programs, in accordance with the rules established for individual participation in any such plan. The Employee will also be entitled to reasonable holidays and illness days with full pay in accordance with the Company's policy from time to time in effect. The Employee will be entitled to the same benefits extended to members of the senior executive staff of the Company, including but not limited to vacation accrual. The Company shall ensure that the Employee does not suffer a break in health, vision and dental coverage from the Effective Date until the date the Employee participates in the Company's health, vision and dental plans. If the

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Company is unable to extend immediate health, vision and dental coverage to the
Employee as of the Effective Date, the Company shall pay the Employee's COBRA premiums for the Employee to remain covered by his predecessor's health, vision and dental plans until such date as the Employee participates in the Company's health, vision and dental plans.

          5.4  Initial Stock Option. On the Effective Date, the Employee shall
               --------------------
be granted a compensatory stock option for 212,500 shares of the Company's Common Stock at an exercise price per share of $1.00 for the first 25,000 shares and $2.00 per share for the next 187,500 shares (the "Initial Option"). The shares subject to the Initial Option are subject to Rule 144 and are not registered with the Securities and Exchange Commission. The Initial Option shall be vested as to the first 25,000 shares on the Effective Date. As to the remaining 187,500 shares, and provided the Employee continues to be engaged under this Agreement on each of the vesting dates, the remainder of the Initial Option shall vest in the following manner: 62,500 shares on the one year anniversary of the Effective Date (February 20, 2001), and thereafter 1/36 of the remaining shares subject to the Initial Option each month the Employee continues to be engaged under this Agreement. The Initial Option shall be fully vested on the third anniversary of the Effective Date. The Initial Option cannot be transferred by the Employee except in the event of his death, and must be exercised by the Employee (or in the event of his death, by his estate or such other designee) within ten (10) years from the Effective Date or if Employee's employment terminates before that date, within the later of: (a) ninety (90) days following termination of the Employee's engagement under this Agreement for any or no reason and (b) ninety (90) days following the date that the shares subject to the options are freely tradable by Employee on a public market. Forms of permissible consideration to purchase the shares of common stock on exercise of the Initial Option shall be cash, cashless exercise (also called net zero transaction), recourse promissory note and such other forms of consideration with which other executives have or are given the opportunity to purchase shares. In the event that the number of outstanding shares of the Company's common stock is changed by a stock dividend, recapitalization, stock split or similar change in the capital structure of the Company without consideration, then the number of shares subject to the Initial Option will be proportionately adjusted.

          5.5  Relocation Expenses. The Company shall promptly reimburse the
               -------------------
Employee for all reasonable expenses incurred by the Employee in connection with moving the household goods and personal effects of the Employee from his present residence to his new residence, up to a maximum of $4,000.00.

          5.6  Legal Expenses. The Company shall promptly reimburse the Employee
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for all reasonable legal expenses incurred by the Employee in connection with the preparation of this Agreement, up to a maximum of $2,600.

          5.7  Expenses. The Company will reimburse the Employee for all
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reasonable and necessary expenses incurred by the Employee in connection with the Company's business.

          5.8  Piggyback Registration of Options and Shares. At any time the
               ------------------------- ------------------
Company files a Form S-8 registration statement or similar registration statement with the Securities and Exchange Commission registering its common stock subject to compensatory awards for public resale, the Company will, on a best efforts basis and at its sole cost and expense, seek to register

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the options or the common stock awarded to the Employee or underlying the options awarded to Employee with the Securities and Exchange Commission.

     6.   Termination.
          -----------

          6.1  Events of Termination. The Employee's employment with the
               ---------------------
Company shall terminate upon any one of the following:

               (a) Thirty (30) days after the date of a written notice sent to the Employee stating the Company's determination made in good faith that it is terminating the Employee for "Cause" as defined under Section 6.2 below ("Termination for Cause"); or

               (b) Thirty (30) days after the date of a written notice sent to the Employee stating the Company's determination made in good faith that, due to a mental or physical incapacity, the Employee has been unable to perform his duties under this Agreement for a period of not less than six (6) consecutive months ("Termination for Disability"); or

               (c)  Upon the Employee's death ("Termination Upon Death"); or

               (d) Upon the date of a written notice sent to the Company stating the Employee's determination made in good faith of "Constructive Termination" by the Company, as defined under Section 6.3 below ("Constructive Termination"); or

               (e) Thirty (30) days after the date of a notice sent to the Employee stating that the Company is terminating his employment, without Cause, which notice can be given by the Company at any time after the Effective Date at the Company's sole discretion, for any reason or for no reason ("Termination Without Cause"); or

               (f) The date of a notice sent to the Company from the Employee stating that the Employee is electing to terminate his employment with the Company ("Voluntary Termination").

          6.2  "Cause" Defined. For purposes of this Agreement, "Cause" for the
                --------------
Employee's termination will exist at any time after the occurrence of one or more of the following events:

               (a) Any willful act or acts of dishonesty undertaken by the Employee and intended to result in substantial gain or personal enrichment of the Employee at the expense of the Company; or

               (b) Any willful act of gross misconduct which is materially and demonstrably injurious to the Company. No act, or failure to act, by the Employee shall be considered "willful" if done, or omitted to be done, by him in good faith and in the reasonable belief that his act or omission was in the best interest of the Company and/or required by applicable law.

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          6.3  "Constructive Termination" Defined. "Constructive Termination"
                ---------------------------------
shall mean:

               (a) A material reduction in the Employee's salary or benefits not agreed to by the Employee;

               (b) A material change in the Employee's responsibilities not agreed to by the Employee;

               (c) The Company's failure to comply in any material respect with any material term of this Agreement after thirty (30) days written notice of the Employee's claim of such failure; or

               (d) A requirement that the Employee relocate to an office that would increase the Employee's one-way commute distance by more than thirty (30) miles.

          6.4  "Termination Without Cause" shall mean:
                -------------------------

               (a) Termination of the Employee's employment with the Company for any reason other than Cause; or

               (b) Termination of the Employee's employment with the Company for any reason following a Change in Control. "Change in Control" shall mean the occurrence of any of the following events: (i) a merger or consolidation involving the Company in which the shareholders of the Company immediately prior to such merger or consolidation own less that fifty percent (50%) of the voting power of the surviving corporation; (ii) the sale of all, or substantially all, of the assets of the Company; (iii) any "person" or "group" (as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities representing more than fifty percent (50%) of the voting power of the Company then outstanding; or (iv) less than a majority of the Board of Directors are persons who were either nominated for election by the Board of Directors or were elected by the Board of Directors.

     7.   Effect of Termination.
          ---------------------

          7. 1 Termination for Cause or Voluntary Termination. In the event of
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any termination of the Employee's employment pursuant to Section 6.1(a) or
Section 6.1(f), the Company shall immediately pay to the Employee the compensation and benefits accrued and otherwise payable to the Employee under
Section 5 through the date of termination. The Employee's rights under the Company's benefit plans of general application shall be determined under the provisions of those plans.

          7.2  Termination for Disability. In the event of termination of
               --------------------------
employment pursuant to Section 6.1(b):

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               (a)  The Company shall immediately pay to the Employee the compensation and benefits accrued and otherwise payable to the Employee under
Section 5 through the date of termination;

               (b) For three (3) months after the termination of the Employee's employment, the Company shall pay the Employee: (i) his salary under Section
5.1 above at the Employee's then-current salary, less applicable withholding taxes, payable on the Company's normal payroll dates during that period; (ii) any accrued but unpaid cash bonus and any earned but ungranted stock option under Section 5.2 above with respect to achievement of objectives or milestones during such three (3) month period (that is, the Employee is entitled to receive the unpaid cash bonus and ungranted stock option if the objective or milestone is achieved within three (3) months after the effective date of termination), any such option grant shall provide Employee with a period of at least ninety
(90) days in which Employee may exercise such option for shares that are freely tradable on a public market; and (C) his COBRA premium for a period of three months;

               (c) The Employee shall receive other benefit payments as provided in the Company's standard benefit plans, and

               (d) The Employee shall become fully and immediately vested in the entire balance of his Initial Option under Section 5.4 above.

          7.3  Termination Upon Death. In the event of termination of employment
               ----------------------
pursuant to Section 6.1(c), all obligations of the Company and the Employee shall cease, except the Company shall immediately pay to the Employee's estate the compensation and benefits accrued and otherwise payable to the Employee under Section 5 through the date of termination, and the Employee shall become fully and immediately vested in the entire balance of his Initial Option under
Section 5.4 above.

          7.4  Constructive Termination or Termination Without Cause. In the
               -----------------------------------------------------
event of any termination of employment pursuant to Section 6.1(d) or Section 6.1(e):

               (a) The Company shall immediately pay to the Employee the compensation and benefits accrued and otherwise payable to the Employee under
Section 5 through the date of termination;

               (b) For three (3) months after the termination of the Employee's employment, the Company shall pay the Employee: (i) his salary under Section 5.1 above at the Employee's then-current salary, less applicable withholding taxes, payable on the Company's normal payroll dates during that period; (ii) any accrued but unpaid cash bonus and any earned but ungranted stock option under
Section 5.2 with respect to achievement of milestones during such three (3) month period (that is, the Employee is entitled to receive the unpaid cash bonus and ungranted stock option if the objective or milestone is achieved within three (3) months after the effective date of termination), any such option grant shall provide Employee with a period of at least ninety (90) days in which Employee may exercise such option for shares that are freely tradable on a public market; and (iii) his COBRA premium for a period of three months.

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               (c)  If the termination occurs within the first twelve (12)
months following the Effective Date, in addition to the 25,000 shares vested on the Effective Date, the Employee shall be vested as of the date of termination of employment in 62,500 of shares of the Initial Option provided in Section 5.4. If the termination occurs after the first twelve (12) months following the Effective Date, in addition to the 25,000 shares and the 62,500 shares, the Employee shall be vested as of the date of employment termination in an additional 20,833 shares of the Initial Option provided in Section 5.4, and the portion of such Initial Option that is unvested as of the date of employment termination shall terminate immediately upon such date. In addition, in such termination event, the Employee shall have twelve (12) months from the date of such termination of employment to exercise all of the options described in this paragraph 7.4(c).

               (d) If the termination occurs for any reason after a Change in Control, then in addition to the foregoing benefits, the remainder of the Initial Option provided in Section 5.4 shall, as of the date of employment termination, be immediately vested in full and shall remain exercisable for the periods specified in Section 5.4; provided, that if the total amount of the benefits available to the Employee under this Section 7.4, either alone or together with other payments which the Employee has the right to receive from the Company, would constitute a "parachute payment" as defined in Section 280G of the Internal Revenue Code (the "Code"), then the Employee will receive whichever provides him with the greater economic benefit: (i) the total amount of such benefits; or (ii) the largest amount that would result in no portion of such benefits being subject to the excise tax imposed by Section 4999 of the Code. The determination of which of the foregoing would provide the greatest economic benefit to the Employee shall be made by an independent accounting firm the fees for which determination shall be paid by the Company.

     8.   Nondisclosure. The Employee acknowledges that during the course of his
          -------------
employment by the Company, the Company will provide, and the Employee will acquire, knowledge of special and unique value with respect to the Company's business operations, including, by way of illustration, the Company's existing and contemplated product line, trade secrets, compilations, business and financial methods or practices, plans, hardware and software technology products, systems, programs, projects and know-how, pricing, cost of providing service and equipment, operating and maintenance costs, marketing and selling techniques and information, customer data, customer names and addresses, customer service requirements, supplier lists, and confidential information relating to the Company's policies, employees, and/or business strategy (all of such information herein referenced to as the "Confidential Information"). The Employee recognizes that the business of the Company is dependent upon Confidential Information and that the protection of the Confidential Information against unauthorized disclosure or use is of critical importance to the Company. The Employee agrees that, without prior written authorization of the Chief Executive Officer of the Company, the Employee will not, during his employment, divulge to any person, directly or indirectly, except to the Company or its officers and agents or as reasonably required in connection with the Employee's duties on behalf of the Company, or make any independent use of, except on behalf of the Company, any of the Company's Confidential Information, whether acquired by the Employee during his employment or not. The Employee further agrees that the Employee will not, at any time after

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his employment has ended, use or divulge to any person directly or indirectly any Confidential Information, or use any Confidential Information in subsequent employment of any nature. Confidential Information does not include information which (i) was in the public domain or publicly known or available prior to the date of disclosure, (ii) becomes generally available to the public other than as a result of a disclosure by the Employee, or (iii) becomes available to the Employee on a nonconfidential basis from a source other than any party named in this Agreement, or their respective advisor, provided that such sources are not known by the Employee to be bound by a confidentiality agreement with or obligation of secrecy to any party with respect to such information. If the Employee is subpoenaed, or is otherwise required by law to testify concerning Confidential Information, the Employee agrees to notify the Company upon receipt of a subpoena, or upon belief that such testimony shall be required. This nondisclosure provision shall survive the termination of this Agreement for any reason. The Employee acknowledges that the Company would not employ the Employee but for his covenants and promises contained in this Section 8.

     9.  Return of Documents. The Employee agrees that if the Employee's
         -------------------
relationship with the Company is terminated (for whatever reason), the Employee shall not remove or take with the Employee, but will leave with the Company or return to Company, all Confidential Information, in whatever form, including but not limited to records, files, data, memoranda, reports, customer lists, customer information, product information, price lists, documents and other information, in whatever form (including on computer disk), and any and all copies thereof, or if such items are not on the premises of the Company, the Employee agrees to return such items immediately upon the Employee's termination or the request of the Company. The Employee acknowledges that all such items are and remain the property of the Company.

     10. No Interference or Solicitation. The Employee agrees that during his
         -------------------------------
employment, and for a period of six (6) months following the termination of his employment (for whatever reason), that neither he nor any individual, partner(s), limited partnership, corporation or other entity or business with which he is in any way affiliated, including, without limitation, any partner, limited partner, director, officer, shareholder, employee, or agent of any such entity or business, will: (i) request, induce or attempt to influence, directly or indirectly, any employee of the Company to terminate his or her employment with the Company; or (ii) employ any person who as of the date of this Agreement was, or after such date is or was, an employee of the Company. The Employee further agrees that during the period beginning with the commencement of the Employee's engagement with the Company and ending six (6) months after the termination of the Employee's employment with the Company (for whatever reason), he shall not, directly or indirectly, as an employee, agent, consultant, stockholder, director, partner or in any other individual or representative capacity of the Company or of any other person, entity or business, solicit or encourage any present or future customer, supplier, contractor, partner or investor of the Company to terminate or otherwise alter his, his or its relationship with the Company. This provision shall survive the termination of this Agreement for any reason.

     11. Non-Competition. In consideration of the numerous mutual promises
         ---------------
contained in the Agreement between the Company and the Employee, including, without limitation, those involving Confidential Information, and in order to protect the Company's Confidential Information and to reduce the likelihood of irreparable damage which would occur in the event

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such information is provided to or used by a competitor of the Company, the
Employee agrees that during his employment and for an additional period of six
(6) months immediately following the termination of his employment, whether voluntary or involuntary (the "Noncompetition Term"), not to, directly or indirectly, either through any form of ownership or as a director, officer, principal, agent, employee, employer, adviser, consultant, shareholder, partner, or in any individual or representative capacity whatsoever, without the prior written consent of the Company (which consent may be withheld in its sole discretion): (i) compete for or solicit application service provider ("ASP") business for or on behalf of any person or business entity with a place of business in the United States or Canada; (ii) own, operate, participate in, undertake any employment with or have any interest in any entity with a place of business in the United States or Canada in the business of marketing and selling ASP services to persons or business entities, except owning publicly traded stock for investment purposes only in which the Employee owns less than 5%;
(iii) compete for or solicit ASP services from any customer of the Company (or its successors by merger); or (iv) use in any competition, solicitation, or marketing effort any Confidential Information of the Company. The Company acknowledges and agrees that these non-competition covenants shall apply only to business entities and individuals that provide applications to customers through the Internet or World Wide Web which applications such business entity or individual did not develop. The Company further acknowledges and agrees that the non-competition covenants are not applicable to business entities or individuals that sell applications via the Internet or World Wide Web which such business entity or individual developed, nor shall such covenants extend to internet hosting or other internet service provider functions other than ASP services as described in this Section 11.

          If, during any period within the Noncompetition Term, the Employee is not in compliance with the terms of this Section 11, the Company shall be entitled to, among other remedies, compliance by the Employee with the terms of this Section 11 for an additional period equal to the period of such noncompliance. For purposes of this Agreement, the term "Noncompetition Term" shall also include this additional period. The Employee hereby acknowledges that the geographic boundaries, scope of prohibited activities and the time duration of the provisions of this Section 11 are reasonable and are no broader than are necessary to protect the legitimate business interests of the Company.

          This noncompetition provision shall survive the termination of the Employee's employment and can only be revoked or modified by a writing signed by the parties which specifically states an intent to revoke or modify this provision. The Employee acknowledges that the Company would not employ him but for his covenants or promises contained in this Section 11.

     12.  Reformation of Section 11. The Company and the Employee agree and
          -------------------------
stipulate that the agreements and covenants not to compete contained in Section 11 hereof are fair and reasonable in light of all of the facts and circumstances of the relationship between the Employee and the Company; however, the Employee and the Company are aware that in certain circumstances courts have refused to enforce certain agreements not to compete. Therefore, in furtherance of, and not in derogation of the provisions of Section 11, the Company and the Employee agree that in the event a court should decline to enforce the provisions of
Section 11, that Section 11 shall be deemed to be modified or reformed to restrict the Employee's

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competition with the Company or its affiliates to the maximum extent, as to time, geography and business scope, which the court shall find enforceable; provided, however, in no event shall the provisions of Section 11 be deemed to be more restrictive to the Employee than those contained herein.

     13.  Injunctive Relief. The Employee acknowledges and agrees that the
          -----------------
agreements and covenants contained in this Agreement are essential to protect the Confidential Information, business, and goodwill of the Company. The Employee further acknowledges that the breach of any of the agreements contained herein, including, without limitation, the confidentiality covenants specified in Section 8, the non-solicitation covenants specified in Section 10, and the non-competition covenants contained in Section 11, will give rise to irreparable injury to the Company, inadequately compensable in damages. Accordingly, the Company shall be entitled to injunctive relief to prevent or cure breaches or threatened breaches of the provisions of this Agreement and to enforce specific performance of the terms and provisions hereof in any court of competent jurisdiction. The Employee further acknowledges and agrees that in the event of the termination of the Employee's employment with the Company, whether voluntary or involuntary, that the enforcement of a remedy hereunder by way of injunction shall not prevent the Employee from earning a reasonable livelihood. The Employee further acknowledges and agrees that the covenants contained herein are necessary for the protection of the Company's legitimate business interests and are reasonable in scope and content.

     14.  Miscellaneous
          -------------

          14.1  Indemnification and Errors and Omissions Insurance. The Company
                --------------------------------------------------
agrees to indemnify and defend the Employee on terms no less favorable than any indemnification agreement the Company has at any time during the term of this Agreement with an executive or officer of the Company. Any errors and omissions insurance which the Company holds that applies to any officer or director of the Company shall be applicable to Employee.

          14.2  Arbitration. The Employee and the Company shall submit to
                -----------
mandatory binding arbitration in any controversy or claim arising out of, or relating to, this Agreement or any breach hereof. Such arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association in effect at that time, and judgment upon the determination or award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator is hereby authorized to award to the prevailing party the costs (including reasonable attorneys' fees and expenses) of any such arbitration.

          14.3  Severability. If any provision of this Agreement shall be found
                ------------
by any arbitrator or court of competent jurisdiction to be invalid or unenforceable, then the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable and to the extent that to do so would not deprive one of the parties of the substantial benefit of its bargain. Such provision shall, to the extent allowable by law and the preceding sentence, be modified by such arbitrator or court so that it becomes enforceable and, as modified, shall be enforced as any other provision hereof, all the other provisions continuing in full force and effect.

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          14.4  No Waiver. The failure by either party at any time to require
                ---------
performance or compliance by the other of any of its obligations or agreements shall in no way affect the right to require such performance or compliance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not be taken or held to be a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind shall be effective or binding, unless it is in writing and is signed by the party against whom such waiver is sought to be enforced.

          14.5  Assignment. This Agreement and all rights hereunder are personal
                ----------
to the Employee and may not be transferred or assigned by the Employee at any time. The Company may assign its rights, together with its obligations hereunder, to any parent, subsidiary, affiliate or successor, or in connection with any sale, transfer or other disposition of all or substantially all of its business and assets, provided, however, that any such assignee assumes the Company's obligations hereunder.

          14.6  Withholding. All sums payable to the Employee hereunder shall be
                -----------
reduced by all federal, state, local and other withholding and similar taxes and payments required by applicable law.

          14.7  Entire Agreement. This Agreement constitutes the entire and only
                ----------------
agreement between the parties relating to employment of the Employee with the Company, and this Agreement supersedes and cancels any and all previous contracts, arrangements or understandings with respect thereto.

          14.8  Amendment. This Agreement may be amended, modified, superseded,
                ---------
canceled, renewed or extended only by an agreement in writing executed by both parties hereto.

          14.9  Notices. All notices and other communications required or
                -------
permitted under this Agreement shall be in writing and hand delivered, sent by telecopier, sent by registered first class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications shall be effective upon receipt if hand delivered or sent by telecopier, five (5) days after mailing if sent by mail, and one (1) day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party shall notify the other parties:

          If to the Company:

               XCEL MANAGEMENT, INC.
               Attn: John P. Gorst
               1101 Broadway Plaza
               Tacoma, Washington 98401

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          If to the Employee:

               DJ Johnson
               3805-164th SW E-302
               Lynnwood, WA 98037

          14.10  Binding Nature. This Agreement shall be binding upon, and inure
                 --------------
to the benefit of, the successors and personal representatives of the respective parties hereto.

          14.11  Headings. The headings contained in this Agreement are for
                 --------
reference purposes only and shall in no way affect the meaning or interpretation of this Agreement. In this Agreement, the singular includes the plural, the plural included the singular, the masculine gender includes both male and female referents, and the word "or" is used in the inclusive sense.

          14.12  Counterparts. This Agreement may be executed in two or more
                 ------------
counterparts, each of which shall be deemed to be an original but all of which, taken together, constitute one and the same agreement.

          14.13  Governing Law. This Agreement and the rights and obligations of
                 -------------
the parties hereto shall be construed in accordance with the laws of the State of Washington, without giving effect to the principles of conflict of laws.

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          14.14  Attorneys' Fees. In the event of any claim, demand or suit
                 ---------------
arising out of or with respect to this Agreement, the prevailing party shall be entitled to reasonable costs and attorneys' fees, including any such costs and fees upon appeal.

          IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first above written.

"THE COMPANY"                               "EMPLOYEE"

XCEL MANAGEMENT, INC.


    /s/ John P. Gorst                        /s/ DJ Johnson
By:________________________________         _____________________________
    JOHN P. GORST                           DJ (DARRELL) JOHNSON
    Chief Executive Officer & Chairman

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                                ADDENDUM NO. 1

                                      TO

                             EMPLOYMENT AGREEMENT
                                      OF
                                  DJ JOHNSON

         PERFORMANCE BONUS CRITERIA FOR PERIOD FROM FEBRUARY 20, 2000
          THROUGH FEBRUARY 19, 2001 UNDER PARAGRAPH 5.2 OF EMPLOYMENT
                                   AGREEMENT

          1. The Employee shall be entitled to the following bonus upon the Company's receipt of a total of $25.0 Million in investment capital between February 20, 2000 and February 19, 2001 (including, but not limited to, capital from transactions with GKM): $100,000 in cash, plus a stock option to purchase 100,000 shares of the Company's common stock at $2.00 per share;

          2. The Employee shall be entitled to the following bonus if, between February 20, 2000 and August 20, 2001, the Company is listed on the Nasdaq National Market: a stock option for 25,000 shares of the Company's common stock at $1.00 per share.

Each of the options granted under this Addendum is not transferable by the Employee except in the event of the Employee's death, is fully vested upon grant, and must be exercised within ten (10) years of the date of grant, or if Employee's employment terminates before that date, within the later of (a) ninety (90) days following termination of the Employee's engagement under the Employment Agreement for any or no reason and (b) ninety (90) days following the date that the shares subject to the options are freely tradable by Employee on a public market. Forms of permissible consideration to purchase the shares on exercise of the options granted under this Addendum shall be cash, cashless exercise (also called net zero transaction), recourse promissory note and such other forms of consideration with which other executives have or are given the opportunity to purchase shares. In the event that the number of outstanding shares of the Company's common stock is changed by a stock dividend, recapitalization, stock split or similar change in the capital structure of the Company without consideration, then the number of shares subject to the option granted under this Addendum will be proportionately adjusted.

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